UBS WARBURG
                           $385MM WELLS FARGO 2002-6
                           WHOLE LOAN 15YR FIXED-RATE

GWAC                                            6.467% +/- 5BPS

PASS-THROUGH                                     6.00%

WAM                                                 177 +/- 2 MONTHS

CALIFORNIA                                         34% MAX

WA FICO                                            737 APPROX.

WA LTV                                             58% MAX

CASH-OUT REFI                                      24% APPROX.

FULL DOCUMENTATION                                 89% APPROX.

AVG LOAN SIZE                                     $476 APPROX.

AAA RATINGS                                  2 OF 3 (S&P, FITCH, OR MOODYS)

ESTIMATED SUBORDINATION LEVEL                     1.50% APPROX.

PRICING SPEED                                     275% PSA

SETTLEMENT DATE                                       MARCH 28, 2002


                            ALL NUMBERS APPROXIMATE.
                   ALL TRANCHES SUBJECT TO 5% SIZE VARIANCE.

The information herein has been provided solely by UBS Warburg LLC. Neither the Issuer of the certificates nor any of its affiliates makes any representation as to the accuracy or completeness of the information herein. The information herein is preliminary, and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the Securities and Exchange commission. The information contained herein will be superseded by the Description of the Mortgage Pool contained in the Prospectus Supplement relating to the Certificates and supersedes all information contained in any collateral term sheets relating to the mortgage pool previously provided by UBS Warburg LLC.